Exhibit 99.1

Teradyne Reports Third Quarter 2014 Results

•	Revenue of $478 million, up 10% year over year led by strong mobility demand in Semiconductor Test

•	Year to date revenue up 16% compared with 2013

•	Expect 15% full year growth in revenue and fifth consecutive year of above model profitability at mid-point of Q4 revenue guidance

	Q3-14	Q2-14	Q3-13
Orders	$273 million	$627 million	$271 million
Revenue	$478 million	$526 million	$433 million
Non-GAAP EPS	$0.44	$0.54	$0.46
GAAP EPS	$0.38	$0.47	$0.29

NORTH READING, Mass. – October 22, 2014 – Teradyne, Inc. (NYSE: TER) reported revenue of $478 million for the third quarter of 2014 of which $380 million was in Semiconductor Test, $55 million in Wireless Test and $43 million in System Test. On a non-GAAP basis, Teradyne’s net income in the third quarter was $95.8 million, or $0.44 per diluted share, which excluded acquired intangible asset amortization and discrete income tax adjustments. GAAP net income for the third quarter was $82.9 million or $0.38 per diluted share.

Orders in the third quarter of 2014 were $273 million of which $203 million were in Semiconductor Test, $42 million in Wireless Test, and $28 million in System Test.

“The continued strong build out of electronics test capacity, combined with our market share gains, has driven our semiconductor test orders and revenue up over 30% year to date when compared with the same period in 2013,” said CEO and President Mark Jagiela. “As we enter the seasonally slower fourth quarter period, we’re encouraged by share gains at LitePoint in cellular and NFC test, broad adoption of new flash, System-on-Chip and production board test products, and improving results in analog test. At the mid-point of our Q4 guidance, we’ll end the full year with double digit growth in both revenue and earnings for the company.”

Guidance for the fourth quarter of 2014 is revenue of $305 million to $330 million, with diluted non-GAAP net income of $0.08 to $0.14 per share and diluted GAAP net loss of ($0.16) to ($0.11) per share. Non-GAAP guidance includes stock based compensation but excludes acquired intangible asset amortization, estimated fourth quarter pension actuarial loss due to updated mortality tables and the related tax impact on non-GAAP adjustments.

Webcast

A conference call to discuss the third quarter 2014 results, along with management’s business outlook, will follow at 10 a.m. EDT, Thursday, October 23. The call will be broadcast simultaneously over the Internet. Interested investors should access the webcast at www.teradyne.com and click on “Investors” at least five minutes before the call begins. Presentation materials will be available at www.teradyne.com at 10 a.m. EDT.

A replay will be available approximately two hours after the completion of the call. The replay number in the U.S. & Canada is 855-859-2056. The replay number outside the U.S. & Canada is 404-537-3406. The pass code for both numbers is 5850439. A replay will also be available on the Teradyne website at www.teradyne.com. Click on “Investors” for a link to the replay.

Non-GAAP Results

In addition to disclosing results that are determined in accordance with GAAP, Teradyne also discloses non-GAAP results of operations that exclude certain income items and charges. These results are provided as a complement to results provided in accordance with GAAP. Non-GAAP income from operations and non-GAAP net income exclude acquired intangible asset amortization, retired CEO equity charge, non-cash convertible debt interest, discrete income tax adjustments, pension and post retirement actuarial gains and losses, restructuring and other, and a gain from the sale of an equity investment, and, prior to January 1, 2014, included income taxes on a cash basis [cash taxes reflects the usage of prior year favorable tax attributes (e.g. NOLs and credits) against current year tax liability]. GAAP requires that these items be included in determining income from operations and net income. Non-GAAP income from operations, non-GAAP net income, non-GAAP income from operations and non-GAAP net income as a percentage of revenue, and non-GAAP net income per share are non-GAAP measures presented to provide meaningful supplemental information regarding Teradyne’s baseline performance before gains, losses or other charges that may not be indicative of Teradyne’s current core business or future outlook. These non-GAAP measures are used to make operational decisions, to determine employee compensation, to forecast future operational results, and for comparison with Teradyne’s business plan, historical operating results and the operating results of Teradyne’s competitors. Non-GAAP gross margin excludes pension and post retirement actuarial gains and losses. GAAP requires that this item be included in determining gross margin. Non-GAAP gross margin dollar amount and percentage are non-GAAP measures that management believes provide useful supplemental information for management and the investor. Management uses non-GAAP gross margin as a performance measure for Teradyne’s current core business and future outlook and for comparison with Teradyne’s business plan, historical gross margin results and the gross margin results of Teradyne’s competitors. Non-GAAP diluted shares include the impact of Teradyne’s call option on its shares. Management believes each of these non-GAAP measures provides useful supplemental information for investors, allowing greater transparency to the information used by management in its operational decision making and in the review of Teradyne’s financial and operational performance, as well as facilitating meaningful comparisons of Teradyne’s results in the current period compared with those in prior and future periods. A reconciliation of each available GAAP to non-GAAP financial measure discussed in this press release is contained in the attached exhibits and on the Teradyne website at www.teradyne.com by clicking on “Investors” and then selecting the “GAAP to Non-GAAP Reconciliation” link. The non-GAAP financial measures discussed in this press release may not be comparable to similarly titled measures used by other companies. The presentation of non-GAAP measures is not meant to be considered in isolation, as a substitute for, or superior to, financial measures or information provided in accordance with GAAP.

About Teradyne

Teradyne (NYSE:TER) is a leading supplier of Automatic Test Equipment used to test semiconductors, wireless products, data storage and complex electronic systems which serve consumer, communications, industrial and government customers. In 2013, Teradyne had revenue of $1.43 billion and currently employs approximately 3,900 people worldwide. For more information, visit www.teradyne.com. Teradyne (R) is a registered trademark of Teradyne, Inc. in the U.S. and other countries.

Safe Harbor Statement

This release contains forward-looking statements regarding future business prospects, Teradyne’s results of operations, market conditions and the payment of a quarterly dividend. Such statements are based on the current assumptions and expectations of Teradyne’s management and are neither promises nor guarantees of future performance or future payment of dividends. You can identify these forward-looking statements based on the context of the statements and by the fact that they use words such as “will,” “anticipate,” “expect,” “project,” “intend,” “plan,” “believe,” “target” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. There can be no assurance that management’s estimates of Teradyne’s future results or other forward looking statements will be achieved or that dividends will be declared in the future. Important factors that could cause actual results or dividend payments to differ materially from those presently expected include: conditions affecting the markets in which Teradyne operates; decreased or delayed product demand; increased research and development spending; deterioration of Teradyne’s financial condition, the business judgment of the board of directors that a declaration of a dividend is not in the company’s best interests and other events, factors and risks disclosed in filings with the SEC, including, but not limited to, the “Risk Factors” section of Teradyne’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and Quarterly Report on Form 10-Q for the period ended June 29, 2014. The forward-looking statements provided by Teradyne in this press release represent management’s views as of the date of this release. Teradyne anticipates that subsequent events and developments may cause management’s views to change. However, while Teradyne may elect to update these forward-looking statements at some point in the future, Teradyne specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Teradyne’s views as of any date subsequent to the date of this release.

TERADYNE, INC. REPORT FOR THIRD FISCAL QUARTER OF 2014

CONDENSED CONSOLIDATED OPERATING STATEMENTS

(In thousands, except per share amounts)

	Quarter Ended			Nine Months Ended
	September 28, 2014	June 29, 2014	September 29, 2013	September 28, 2014	September 29, 2013
Net revenues	$478,010	$525,567	$433,376	$1,324,587	$1,142,632
Cost of revenues (1) (2)	216,889	235,154	179,082	606,006	493,688

Gross profit	261,121	290,413	254,294	718,581	648,944

Operating expenses:
Engineering and development (1)	71,953	73,414	68,918	212,452	199,442
Selling and administrative (1) (3)	73,064	77,489	72,917	228,556	210,037
Acquired intangible asset amortization	18,271	18,271	18,064	54,813	54,163
Restructuring and other (4)	(405)	572	889	167	1,480

Operating expenses	162,883	169,746	160,788	495,988	465,122

Income from operations	98,238	120,667	93,506	222,593	183,822

Interest and other (5)	2,432	725	(5,954)	(2,404)	(17,339)

Income before income taxes	100,670	121,392	87,552	220,189	166,483
Income tax provision	17,721	20,187	18,093	35,106	23,879

Net income	$82,949	$101,205	$69,459	$185,083	$142,604

Net income per common share:
Basic	$0.40	$0.52	$0.36	$0.93	$0.75

Diluted	$0.38	$0.47	$0.29	$0.83	$0.61

Weighted average common shares - basic	207,381	194,408	191,307	198,367	190,521

Weighted average common shares - diluted (6)	218,333	216,568	235,828	223,795	235,165

Cash dividend declared per common share	$0.06	$—	$—	$0.12	$—

Net orders	$273,043	$627,088	$270,595	$1,349,957	$1,144,492

(1)	In the first quarter of 2012, we changed our accounting method from delayed recognition of actuarial gains and losses for our defined benefit pension plans and other post retirement benefit plans to immediate recognition. We elected to immediately recognize net actuarial gains and losses and the change in the fair value of plan assets in our operating results in the year in which they occur. Below are the pension gains included in our operating results:

	Quarter Ended			Nine Months Ended
	September 28, 2014	June 29, 2014	September 29, 2013	September 28, 2014	September 29, 2013
Cost of revenues	$—	$—	$—	$—	$(335)
Engineering and development	—	—	—	—	(659)
Selling and administrative	—	—	—	—	(365)

	$—	$—	$—	$—	$(1,359)

(2)	Cost of revenues includes:

	Quarter Ended			Nine Months Ended
	September 28, 2014	June 29, 2014	September 29, 2013	September 28, 2014	September 29, 2013
Provision for excess and obsolete inventory	$6,434	$5,032	$3,841	$21,505	$9,616
Sale of previously written down inventory	(6,332)	(2,014)	(4,093)	(9,726)	(8,934)

	$102	$3,018	$(252)	$11,779	$682

(3)	For the nine months ended September 28, 2014, selling and administrative expenses include an equity charge of $6,598 for the modification of Teradyne’s retired CEO’s outstanding equity awards to allow continued vesting and maintain the original term in connection with his January 31, 2014 retirement.

(4)	Restructuring and other consists of:

	Quarter Ended			Nine Months Ended
	September 28, 2014	June 29, 2014	September 29, 2013	September 28, 2014	September 29, 2013
Employee severance	$225	$572	$1,337	$797	$1,928
Contingent consideration fair value adjustment	(630)	—	—	(630)	—
Facility related	—	—	(448)	—	(448)

	$(405)	$572	$889	$167	$1,480

(5)	Interest and other includes:

	Quarter Ended			Nine Months Ended
	September 28, 2014	June 29, 2014	September 29, 2013	September 28, 2014	September 29, 2013
Non-cash convertible debt interest expense	$—	$—	$4,018	$4,290	$11,656

(6)	Under GAAP, when calculating diluted earnings per share, convertible debt must be assumed to have converted if the effect on EPS would be dilutive. Diluted shares assume the conversion of the convertible debt as the effect would be dilutive. Accordingly, for the quarter ended September 29, 2013, and for the nine months ended September 28, 2014 and September 29, 2013, 23.3 million, 6.7 million and 23.3 million shares, respectively, have been included in diluted shares.

CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands)

	September 28, 2014	December 31, 2013 (1)
	(unaudited)
Assets
Cash and cash equivalents	$211,704	$341,638
Marketable securities	594,801	586,882
Accounts receivable	321,312	157,642
Inventories	108,377	137,939
Deferred tax assets	68,791	72,478
Prepayments	88,732	136,374
Other current assets	7,304	7,324

Total current assets	1,401,021	1,440,277

Net property, plant and equipment	335,805	275,236
Marketable securities	374,808	271,078
Deferred tax assets	5,353	5,217
Other assets	9,853	14,591
Retirement plans assets	8,871	9,342
Intangible assets	197,477	252,291
Goodwill	361,819	361,792

Total assets	$2,695,007	$2,629,824

Liabilities
Accounts payable	$60,309	$62,874
Accrued employees’ compensation and withholdings	91,053	95,619
Deferred revenue and customer advances	60,178	55,404
Other accrued liabilities	98,424	63,712
Accrued income taxes	19,840	11,360
Current debt	—	186,663

Total current liabilities	329,804	475,632

Long-term deferred revenue and customer advances	23,248	13,756
Retirement plans liabilities	88,670	91,517
Deferred tax liabilities	35,911	40,686
Long-term other accrued liabilities	27,466	23,139

Total liabilities	505,099	644,730

Shareholders’ equity	2,189,908	1,985,094

Total liabilities and shareholders’ equity	$2,695,007	$2,629,824

(1)	The December 31, 2013 condensed consolidated balance sheet data was derived from audited financial statements, but does not include all disclosures required by accounting principles generally accepted in the United States of America.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)

	Quarter Ended		Nine Months Ended
	September 28, 2014	September 29, 2013	September 28, 2014	September 29, 2013
Cash flows from operating activities:
Net income	$82,949	$69,459	$185,083	$142,604
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	19,047	14,321	52,832	41,873
Amortization	19,132	23,443	62,122	69,495
Stock-based compensation	8,343	9,150	31,873	27,227
Provision for excess and obsolete inventory	6,434	3,841	21,505	9,616
Deferred taxes	(3,050)	(3,981)	(8,747)	(19,211)
Contingent consideration fair value adjustment	(630)	—	(630)	—
Tax benefit related to stock options and restricted stock units	(55)	777	(1,726)	(807)
Retirement plans actuarial gains	—	—	—	(1,359)
Other	183	1,207	2,110	2,162

Changes in operating assets and liabilities:
Accounts receivable	(20,545)	18,822	(163,670)	(55,963)
Inventories	19,798	7,821	38,267	34,194
Prepayments and other assets	20,784	(9,035)	47,784	(26,312)
Accounts payable and accrued expenses	(23,687)	15,411	29,109	(17)
Deferred revenue and customer advances	466	(6,438)	14,266	(9,249)
Retirement plans contributions	(893)	(1,058)	(3,281)	(3,569)
Accrued income taxes	4,713	10,786	10,208	13,750

Net cash provided by operating activities	132,989	154,526	317,105	224,434

Cash flows from investing activities:
Purchases of property, plant and equipment	(54,963)	(32,127)	(146,352)	(82,925)
Purchases of marketable securities	(319,348)	(199,372)	(844,056)	(658,564)
Proceeds from maturities of marketable securities	118,129	133,355	495,565	401,901
Proceeds from sales of marketable securities	82,602	282,522	236,060	332,968
Proceeds from life insurance	—	—	4,391	—

Net cash (used for) provided by investing activities	(173,580)	184,378	(254,392)	(6,620)

Cash flows from financing activities:
Issuance of common stock under stock option and stock purchase plans	10,387	7,140	21,030	16,778
Tax benefit related to stock options and restricted stock units	55	(777)	1,726	807
Dividend payments	(12,772)	—	(24,428)	—
Payments of long-term debt	—	—	(190,975)	(1,063)
Payments of contingent consideration	—	—	—	(388)

Net cash (used for) provided by financing activities	(2,330)	6,363	(192,647)	16,134

(Decrease) increase in cash and cash equivalents	(42,921)	345,267	(129,934)	233,948
Cash and cash equivalents at beginning of period	254,625	227,601	341,638	338,920

Cash and cash equivalents at end of period	$211,704	$572,868	$211,704	$572,868

GAAP to Non-GAAP Earnings Reconciliation

(In millions, except per share amounts)

	Quarter Ended
	September 28, 2014	% of Net Revenues			June 29, 2014	% of Net Revenues			September 29, 2013	% of Net Revenues
Net revenues	$478.0				$525.6				$433.4

Gross profit - GAAP and non-GAAP	$261.1	54.6%			$290.4	55.3%			$254.3	58.7%

Income from operations - GAAP	$98.2	20.5%			$120.7	23.0%			$93.5	21.6%
Acquired intangible asset amortization	18.3	3.8%			18.3	3.5%			18.1	4.2%
Restructuring and other (1)	(0.4)	-0.1%			0.6	0.1%			0.9	0.2%

Income from operations - non-GAAP	$116.1	24.3%			$139.6	26.6%			$112.5	26.0%

			Net Income per Common Share				Net Income per Common Share				Net Income per Common Share
	September 28, 2014	% of Net Revenues	Basic	Diluted	June 29, 2014	% of Net Revenues	Basic	Diluted	September 29, 2013	% of Net Revenues	Basic	Diluted
Net income - GAAP	$82.9	17.3%	$0.40	$0.38	$101.2	19.3%	$0.52	$0.47	$69.5	16.0%	$0.36	$0.29
Acquired intangible asset amortization	18.3	3.8%	0.09	0.08	18.3	3.5%	0.09	0.08	18.1	4.2%	0.09	0.08
Restructuring and other (1)	(0.4)	-0.1%	(0.00)	(0.00)	0.6	0.1%	0.00	0.00	0.9	0.2%	0.00	0.00
Exclude discrete tax adjustments (2)	(1.6)	-0.3%	(0.01)	(0.01)	(0.5)	-0.1%	(0.00)	(0.00)	—	—	—	—
Tax effect of non-GAAP adjustments	(3.4)	-0.7%	(0.02)	(0.02)	(3.2)	-0.6%	(0.02)	(0.01)	—	—	—	—
Income tax adjustment (4)	—	—	—	—	—	—	—	—	2.5	0.6%	0.01	0.01
Interest and other (3)	—	—	—	—	—	—	—	—	4.0	0.9%	0.02	0.02
Convertible share adjustment (5)	—	—	—	—	—	—	—	—	—	—	—	0.06

Net income - non-GAAP	$95.8	20.0%	$0.46	$0.44	$116.4	22.1%	$0.60	$0.54	$95.0	21.9%	$0.50	$0.46

GAAP and non-GAAP weighted average common shares - basic	207.4				194.4				191.3
GAAP weighted average common shares - diluted	218.3				216.6				235.8
Exclude dilutive shares from convertible note	—				—				(23.3)

Non-GAAP weighted average common shares - diluted (5)	218.3				216.6				212.5

(1) Restructuring and other consists of:

	Quarter Ended
	September 28, 2014				June 29, 2014				September 29, 2013
Employee severance	$0.2				$0.6				$1.3
Contingent consideration fair value adjustment	(0.6)				—				—
Facility related	—				—				(0.4)

	$(0.4)				$0.6				$0.9

(2)	For the quarters ended September 28, 2014 and June 29, 2014, adjustment to exclude discrete income tax items.

(3)	For the quarter ended September 29, 2013, Interest and other included non-cash convertible debt interest expense.

(4)	For the quarter ended September 29, 2013, adjustment to record income taxes on a cash basis. Cash taxes reflects the usage of prior year favorable tax attributes (e.g. NOLs and credits) against current year tax liability.

(5)	For the quarter ended September 29, 2013, the calculation of non-GAAP diluted earnings per share gives benefit to the Company’s call option on its stock for 34.7 million shares at $5.48. As a result, 18.7 million shares have been excluded from non-GAAP diluted shares. For the quarter ended September 29, 2013, net interest expense of $2.3 million has been added back to non-GAAP net income for the non-GAAP diluted earnings per share calculation.

	Nine Months Ended
	September 28, 2014	% of Net Revenues			September 29, 2013	% of Net Revenues
Net Revenues	$1,324.6				$1,142.6

Gross profit - GAAP	$718.6	54.3%			$648.9	56.8%
Pension mark-to-market adjustments (1)	—	—			(0.3)	0.0%

Gross profit - non-GAAP	$718.6	54.3%			$648.6	56.8%

Income from operations - GAAP	$222.6	16.8%			$183.8	16.1%
Acquired intangible asset amortization	54.8	4.1%			54.2	4.7%
Equity modification charge (2)	6.6	0.5%			—	—
Restructuring and other (3)	0.2	0.0%			1.5	0.1%
Pension mark-to-market adjustments (1)	—	—			(1.4)	-0.1%

Income from operations - non-GAAP	$284.2	21.5%			$238.1	20.8%

			Net Income per Common Share				Net Income per Common Share
	September 28, 2014	% of Net Revenues	Basic	Diluted	September 29, 2013	% of Net Revenues	Basic	Diluted
Net income - GAAP	$185.1	14.0%	$0.93	$0.83	$142.6	12.5%	$0.75	$0.61
Acquired intangible asset amortization	54.8	4.1%	0.28	0.24	54.2	4.7%	0.28	0.23
Pension mark-to-market adjustments (1)	—	—	—	—	(1.4)	-0.1%	(0.01)	(0.01)
Equity modification charge (2)	6.6	0.5%	0.03	0.03	—	—	—	—
Restructuring and other (3)	0.2	0.0%	0.00	0.00	1.5	0.1%	0.01	0.01
Interest and other (4)	4.3	0.3%	0.02	0.02	11.7	1.0%	0.06	0.05
Exclude discrete tax adjustments (5)	(4.5)	-0.3%	(0.02)	(0.02)	—	—	—	—
Tax effect of non-GAAP adjustments	(11.9)	-0.9%	(0.06)	(0.05)	—	—	—	—
Income tax adjustment (6)	—	—	—	—	(6.3)	-0.6%	(0.03)	(0.03)
Convertible share adjustment (7)	—	—	—	0.04	—	—	—	0.13

Net income - non-GAAP	$234.6	17.7%	$1.18	$1.09	$202.3	17.7%	$1.06	$0.99

GAAP and non-GAAP weighted average common shares - basic	198.4				190.5
GAAP weighted average common shares - diluted	223.8				235.2
Exclude dilutive shares from convertible note	(6.7)				(23.3)

Non-GAAP weighted average common shares - diluted (7)	217.1				211.9

(1)    Actuarial (gains) losses recognized under GAAP in accordance with the Company’s mark-to-market pension accounting.

(2)    For the nine months ended September 28, 2014, selling and administrative expenses include an equity charge for the modification of Teradyne’s retired CEO’s outstanding equity awards to allow continued vesting and maintain the original term in connection with his January 31, 2014 retirement.

(3)    Restructuring and other consists of:

	Nine Months Ended
	September 28, 2014				September 29, 2013
Employee severance	$0.8				$1.9
Contingent consideration fair value adjustment	(0.6)				—
Facility related	—				(0.4)

	$0.2				$1.5

(4)	For the nine months ended September 28, 2014 and September 29, 2013, Interest and other included non-cash convertible debt interest expense.

(5)	For the nine months ended September 28, 2014, adjustment to exclude discrete income tax items.

(6)	For the nine months ended September 29, 2013, adjustment to record income taxes on a cash basis. Cash taxes reflects the usage of prior year favorable tax attributes (e.g. NOLs and credits) against current year tax liability.

(7)	For the nine months ended September 28, 2014 and September 29, 2013, the calculation of non-GAAP diluted earnings per share gives benefit to the Company’s call option on its stock for 34.7 million shares at $5.48. As a result 6.7 million and 23.3 million shares, respectively, have been excluded from non-GAAP diluted shares. For the nine months ended September 28, 2014 and September 29, 2013, net interest expense of approximately $2.0 million and $7.0 million, respectively, have been added back to non-GAAP net income for the non-GAAP diluted earnings per share calculation.

GAAP to Non-GAAP Reconciliation of Fourth Quarter 2014 guidance:

GAAP and non-GAAP fourth quarter revenue guidance:	$305 million	to	$330 million
GAAP net loss per diluted share	$(0.16)		$(0.11)
Exclude estimated pension actuarial loss from updated mortality tables	0.23		0.23
Exclude acquired intangible asset amortization	0.07		0.07
Tax effect of non-GAAP adjustments	(0.05)		(0.05)

Non-GAAP net income per diluted share	$0.08		$0.14

For press releases and other information of interest to investors, please visit Teradyne’s homepage at http://www.teradyne.com.

Contact:	Teradyne, Inc.
Andy Blanchard 978-370-2425
Vice President of Corporate Relations